**COMMUNITY FIRST BANCSHARES, INC.**

**CONSOLIDATED FINANCIAL STATEMENTS**
December 31, 2014, 2013, and 2012

**COMMUNITY FIRST BANCSHARES, INC.**
Union City, Tennessee

**CONSOLIDATED FINANCIAL STATEMENTS**
December 31, 2014, 2013, and 2012

CONTENTS

BKD LLP
CPAs & Advisors

400 W. Capitol Avenue, Suite 2500 // P.O. Box 3667 // Little Rock, AR 72203-3667
501.372.1040 // fax 501.372.1250 // bkd.com

# Independent Auditor's Report

Audit Committee and Board of Directors
Community First Bancshares, Inc.
Union City, Tennessee

## Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Community First Bancshares, Inc. (the Company), which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of income, comprehensive income (loss), changes in shareholders' equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

### *Management's Responsibility for the Financial Statements*

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

### *Auditor's Responsibility*

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

### *Opinion*

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Community First Bancshares, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

### *Report on Other Legal and Regulatory Requirements*

We also have examined, in accordance with attestation standards established by the American Institute of Certified Public Accountants, Community First Bancshares, Inc.'s internal control over financial reporting as of December 31, 2014, based on criteria established in *Internal Control – Integrated Framework* (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated April 29, 2015, expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

BKD, LLP

Little Rock, Arkansas
April 29, 2015

Crowe Horwath.

Crowe Horwath LLP
Independent Member Crowe Horwath International

## INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Community First Bancshares, Inc.
Union City, Tennessee

### Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Community First Bancshares, Inc., which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income, comprehensive income (loss), changes in shareholders' equity, and cash flows for each of the two years in the period ended December 31, 2013, and the related notes to the consolidated financial statements.

### Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

### Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

(Continued)

**Opinion**

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community First Bancshares, Inc. as of December 31, 2013, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Crowe Horwath LLP

Crowe Horwath LLP

Louisville, Kentucky
March 6, 2014

**COMMUNITY FIRST BANCSHARES, INC.**
**CONSOLIDATED BALANCE SHEETS**
December 31, 2014 and 2013
*(Dollar amounts in thousands, except per share data)*

| | 2014 | 2013 |
|---|---|---|
| **ASSETS** | | |
| Cash and due from financial institutions | $ 19,227 | $ 18,323 |
| Interest-bearing deposits in financial institutions | 19,531 | 17,946 |
| Federal funds sold | 3,204 | 9,828 |
| Cash and cash equivalents | 41,962 | 46,097 |
| Interest-bearing deposits in financial institutions | 250 | 466 |
| Securities held to maturity | - | 200 |
| Securities available for sale | 651,863 | 671,651 |
| Loans held for sale | 14,085 | 9,815 |
| Loans | 1,144,760 | 1,101,318 |
| Allowance for loan losses | (15,269) | (16,064) |
| Loans, net | 1,129,491 | 1,085,254 |
| Premises and equipment, net | 45,139 | 44,254 |
| Company owned life insurance | 22,055 | 21,466 |
| Accrued interest receivable | 5,930 | 6,302 |
| Restricted equity securities | 7,490 | 7,490 |
| Other real estate | 924 | 6,016 |
| Deferred tax asset | 3,800 | 14,245 |
| Other assets | 10,171 | 10,335 |
| **Total Assets** | $ 1,933,160 | $ 1,923,591 |
| **LIABILITIES AND SHAREHOLDERS' EQUITY** | | |
| Deposits | | |
| Non-interest bearing | $ 183,711 | $ 174,862 |
| Interest bearing | 1,314,085 | 1,377,726 |
| Total deposits | 1,497,796 | 1,552,588 |
| Federal funds purchased and securities sold under agreement to repurchase | 35,706 | 24,406 |
| Federal Home Loan Bank advances | 173,250 | 144,779 |
| Subordinated debentures | 21,100 | 27,100 |
| Notes payable | - | 3,000 |
| Accrued interest payable | 998 | 1,309 |
| Other liabilities | 10,612 | 11,543 |
| Total liabilities | 1,739,462 | 1,764,725 |
| Preferred stock, Series C, senior non-cumulative, $30,852 liquidation value, 30,852 shares issued and outstanding in 2014 and 2013 | 30,852 | 30,852 |
| Common stock, $10 par value; 500,000 shares authorized; 363,918.02 and 363,527.2 shares issued in 2014 and 2013 | 3,639 | 3,635 |
| Additional paid-in-capital | 48,857 | 48,257 |
| Retained earnings | 107,090 | 87,348 |
| Accumulated other comprehensive income (loss) | 3,260 | (11,226) |
| Total shareholders' equity | 193,698 | 158,866 |
| **Total Liabilities and Shareholders' Equity** | $ 1,933,160 | $ 1,923,591 |

See accompanying notes to consolidated financial statements.

**COMMUNITY FIRST BANCSHARES, INC.**
**CONSOLIDATED STATEMENTS OF INCOME**
December 31, 2014, 2013, and 2012
*(Dollar amounts in thousands except per share data)*

| | 2014 | 2013 | 2012 |
|---|---|---|---|
| Interest income | | | |
| Loans, including fees | $ 60,656 | $ 57,999 | $ 57,212 |
| Securities | | | |
| Taxable | 13,967 | 12,793 | 12,798 |
| Exempt from federal income tax | 3,140 | 2,636 | 2,120 |
| Federal funds sold and other | 340 | 376 | 429 |
| Total interest income | 78,103 | 73,804 | 72,559 |
| Interest expense | | | |
| Deposits | 8,724 | 10,877 | 14,637 |
| Notes Payable and advances from Federal Home Loan Bank | 1,432 | 1,178 | 1,580 |
| Subordinated debentures | 794 | 1,007 | 1,232 |
| Federal funds purchased and securities sold under agreement to repurchase | 64 | 74 | 47 |
| Total interest expense | 11,014 | 13,136 | 17,496 |
| Net interest income | 67,089 | 60,668 | 55,063 |
| Provision for loan losses | 1,513 | 977 | 1,545 |
| Net interest income after provision for loan losses | 65,576 | 59,691 | 53,518 |
| Other income | | | |
| Service charges on deposit accounts | 5,902 | 6,339 | 6,181 |
| Credit insurance premiums | 466 | 439 | 328 |
| Gain on sale of mortgage loans | 4,300 | 5,747 | 6,010 |
| Net gains on sales of securities available for sale | 824 | 572 | 755 |
| Net gain (loss) on sale of assets | 10 | 2 | (26) |
| Write-downs, expenses, sales of other real estate, net of gains | 2,311 | (736) | (1,068) |
| Insurance commission income | 3,670 | 3,467 | 3,136 |
| Other service charges, commissions and fees | 6,044 | 6,451 | 5,878 |
| Total other income | 23,527 | 22,281 | 21,194 |
| Other expenses | | | |
| Salaries and employee benefits | 33,646 | 32,791 | 30,302 |
| Occupancy | 8,388 | 7,863 | 7,454 |
| Data processing | 2,564 | 2,284 | 2,182 |
| Loan expense | 2,117 | 1,994 | 2,420 |
| Advertising and marketing | 1,704 | 1,458 | 1,368 |
| FDIC assessments | 1,000 | 1,025 | 1,290 |
| Telephone | 1,101 | 1,479 | 1,071 |
| Other operating | 5,601 | 6,027 | 5,818 |
| Total other expenses | 56,121 | 54,921 | 51,905 |
| Income before income taxes | 32,982 | 27,051 | 22,807 |
| Income tax expense | 10,719 | 8,639 | 4,979 |
| Net income | $ 22,263 | $ 18,412 | $ 17,828 |
| Less | | | |
| Dividends on preferred stock | $ 309 | $ 1,542 | $ 1,534 |
| Net income available to common shareholders | $ 21,954 | $ 16,870 | $ 16,294 |

See accompanying notes to consolidated financial statements.

**COMMUNITY FIRST BANCSHARES, INC.**
**CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)**
Years ended December 31, 2014, 2013, and 2012
(Dollar amounts in thousands except per share data)

| | 2014 | 2013 | 2012 |
|---|---|---|---|
| Net income | $ 22,263 | $ 18,412 | $ 17,828 |
| Other comprehensive income (loss): | | | |
| Unrealized gains (losses) on securities: | | | |
| Unrealized holding gain (loss) arising during the period | 24,140 | (33,146) | 4,020 |
| Reclassification adjustment for gains included in net income | (824) | (572) | (755) |
| | 23,316 | (33,718) | 3,265 |
| Tax effect | 8,984 | (12,911) | 1,251 |
| Net of tax | 14,332 | (20,807) | 2,014 |
| Unrealized gain (loss) on cash flow interest rate swap: | | | |
| Unrealized holding loss | 253 | 666 | (319) |
| Reclassification adjustment for losses (gains) included in net income | - | - | - |
| | 253 | 666 | (319) |
| Tax effect | 99 | 255 | (122) |
| Net of tax | 154 | 411 | (197) |
| Total other comprehensive income (loss) | 14,486 | (20,396) | 1,817 |
| Comprehensive income (loss) | $ 36,749 | $ (1,984) | $ 19,645 |

See accompanying notes to consolidated financial statements.

**COMMUNITY FIRST BANCSHARES, INC.**
**CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY**
December 31, 2014, 2013, and 2012
*(Dollar amounts in thousands except per share data)*

| | Common Stock | Preferred Stock, Net | Additional Paid-in Capital | Retained Earnings | Accumulated Other Comprehensive Income | Total Shareholders' Equity |
|---|---|---|---|---|---|---|
| Balance, January 1, 2012 | $ 3,636 | $ 30,852 | $ 48,088 | $58,785 | $ 7,353 | $ 148,714 |
| Net Income | - | - | - | 17,828 | - | 17,828 |
| Other comprehensive income | - | - | - | - | 1,817 | 1,817 |
| Restricted shares issued | 7 | - | (36) | - | - | (29) |
| Dividends on preferred stock | - | - | - | (1,534) | - | (1,534) |
| Dividends on common stock - $6 per share | - | - | - | (2,181) | - | (2,181) |
| Purchase of 882 shares of common stock | (9) | - | (117) | (161) | - | (287) |
| Stock based compensation expense | - | - | 197 | - | - | 197 |
| Balance, December 31, 2012 | $ 3,634 | $ 30,852 | $ 48,132 | $72,737 | $ 9,170 | $ 164,525 |

See accompanying notes to consolidated financial statements.

**COMMUNITY FIRST BANCSHARES, INC.**
**CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY**
December 31, 2014, 2013, and 2012
*(Dollar amounts in thousands except per share data)*

| | Common Stock | Preferred Stock, Net | Additional Paid-in Capital | Retained Earnings | Accumulated Other Comprehensive Income | Total Shareholders' Equity |
|---|---|---|---|---|---|---|
| Balance, January 1, 2013 | $ 3,634 | $ 30,852 | $ 48,132 | $72,737 | $ 9,170 | $ 164,525 |
| Net Income | - | - | - | 18,412 | - | 18,412 |
| Other comprehensive loss | - | - | - | - | (20,396) | (20,396) |
| Restricted shares issued | 5 | - | (27) | - | - | (22) |
| Dividends on preferred stock | - | - | - | (1,542) | - | (1,542) |
| Dividends on common stock - $6 per share | - | - | - | (2,181) | - | (2,181) |
| Purchase of 378 shares of common stock | (4) | - | (51) | (78) | - | (133) |
| Stock based compensation expense | - | - | 203 | - | - | 203 |
| Balance, December 31, 2013 | $ 3,635 | $ 30,852 | $ 48,257 | $87,348 | $ (11,226) | $ 158,866 |

See accompanying notes to consolidated financial statements.

## COMMUNITY FIRST BANCSHARES, INC.

### CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
December 31, 2014, 2013, and 2012
*(Dollar amounts in thousands except per share data)*

| | Common Stock | Preferred Stock, Net | Additional Paid-in Capital | Retained Earnings | Accumulated Other Comprehensive Income | Total Shareholders' Equity |
|---|---|---|---|---|---|---|
| Balance, January 1, 2014 | $ 3,635 | $ 30,852 | $ 48,257 | $87,348 | $ (11,226) | $ 158,866 |
| Net Income | - | - | - | 22,263 | - | 22,263 |
| Other comprehensive income | - | - | - | - | 14,486 | 14,486 |
| Restricted shares issued | 5 | - | 365 | - | - | 370 |
| Dividends on preferred stock | - | - | - | (309) | - | (309) |
| Dividends on common stock - $6 per share | - | - | - | (2,183) | - | (2,183) |
| Purchase of 86 shares of common stock | (1) | - | (11) | (29) | - | (41) |
| Stock based compensation expense | - | - | 246 | - | - | 246 |
| Balance, December 31, 2014 | $ 3,639 | $ 30,852 | $ 48,857 | $107,090 | $ 3,260 | $ 193,698 |

See accompanying notes to consolidated financial statements.

**COMMUNITY FIRST BANCSHARES, INC.**
**CONSOLIDATED STATEMENTS OF CASH FLOWS**
December 31, 2014, 2013, and 2012
*(Dollar amounts in thousands except per share data)*

| | 2014 | 2013 | 2012 |
|---|---|---|---|
| **Cash flows from operating activities** | | | |
| Net income | $ 22,263 | $ 18,412 | $ 17,828 |
| Adjustments to reconcile net earnings to net cash from operating activities | | | |
| Provision for loan losses | 1,513 | 977 | 1,545 |
| Depreciation of premises and equipment | 2,724 | 2,605 | 2,547 |
| Amortization of intangible assets | 221 | 204 | 369 |
| Net gains on sales of securities available for sale | (824) | (572) | (755) |
| Net amortization on securities | 3,466 | 5,685 | 7,839 |
| (Gain) loss on other real estate from sales and writedowns | (1,122) | 642 | 347 |
| (Gain) loss on sale of assets | (10) | (2) | 26 |
| Stock based compensation | 246 | 203 | 197 |
| Net change in loans held for sale | 30 | 12,982 | 4,104 |
| Gain on sale of mortgage loans | (4,300) | (5,747) | (6,010) |
| Deferred income taxes, net of change in valuation allowance | 1,249 | 262 | (1,042) |
| Earnings on life insurance policies | (589) | (621) | (695) |
| (Increase) decrease in accrued interest receivable | 372 | (562) | 360 |
| Decrease in accrued interest payable | (311) | (719) | (151) |
| Other, net | (252) | 1,078 | 787 |
| Net cash from operating activities | 24,676 | 34,827 | 27,296 |
| **Cash flows from investing activities** | | | |
| Net increase (decrease) in interest-bearing deposits in financial institutions | 216 | 334 | (43) |
| Purchased of securities available for sale | (77,144) | (254,358) | (324,319) |
| Proceeds from maturities and redemptions of securities available for sale | 64,877 | 116,830 | 144,668 |
| Proceeds from sale of securities available for sale | 52,729 | 59,460 | 82,673 |
| Proceeds from redemptions of callable securities held to maturity | 200 | 220 | 320 |
| Purchase of securities held to maturity | - | (100) | (320) |
| Repayments and loan originations, net | (46,395) | (134,056) | (51,825) |
| Purchase of premises and equipment | (3,609) | (3,563) | (3,599) |
| Proceeds from sale of other real estate | 6,859 | 4,333 | 7,676 |
| Proceeds from sale of premises and equipment | 10 | 2 | 26 |
| Net cash from investing activities | (2,257) | (210,898) | (144,743) |
| **Cash flows from financing activities** | | | |
| Net increase (decrease) in deposits | (54,792) | 100,436 | 61,582 |
| Net increase in federal funds purchased and securities sold under repurchase agreements | 11,300 | 5,515 | 9,103 |
| Repayments of Federal Home Loan Bank Advances | (200,929) | (136,325) | (82,951) |
| Proceeds from Federal Home Loan Bank advances | 229,400 | 211,000 | 87,000 |
| Repayments of notes payable | (5,000) | (3,000) | (433) |
| Proceeds from notes payable | 2,000 | 3,000 | 3,000 |
| Preferred stock dividends paid | (309) | (1,542) | (1,534) |
| Common stock dividends paid | (2,183) | (2,181) | (2,181) |
| Repayments of trust preferred securities | (6,000) | - | - |
| Redemption of common stock | (41) | (133) | (287) |
| Net cash from financing activities | (26,554) | 176,770 | 73,299 |

(Continued)

**COMMUNITY FIRST BANCSHARES, INC.**
**CONSOLIDATED STATEMENTS OF CASH FLOWS**
December 31, 2014, 2013, and 2012
*(Dollar amounts in thousands except per share data)*

| | 2014 | 2013 | 2012 |
|---|---|---|---|
| Net change in cash and cash equivalents | $ (4,135) | $ 699 | $ (44,148) |
| Cash and cash equivalents at beginning of year | 46,097 | 45,398 | 89,546 |
| **Cash and cash equivalents at end of year** | $ 41,962 | $ 46,097 | $ 45,398 |
| **Supplemental disclosure of cash flow information** | | | |
| Interest paid | $ 11,325 | $ 13,855 | $ 17,647 |
| Income taxes paid net of refunds received | 10,659 | 3,369 | 6,256 |
| Assets acquired through foreclosure | 1,110 | 392 | 2,600 |
| Loans made to facilitate the sale of other real estate | 465 | - | 528 |
| Security purchases settled in subsequent period | - | - | 478 |
| Small business lending operation acquired: | | | |
| Fair value of assets acquired | $ - | $ - | $ 8,294 |
| Cash paid | - | - | 500 |
| | $ - | $ - | $ 8,794 |

See accompanying notes to consolidated financial statements.

## NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Community First Bancshares, Inc. (the "Company") and its wholly-owned subsidiaries: First State Bank (the "Bank") and First State Risk Management. Also included in the consolidated financial statements are the accounts of First Auto, FS Investments, FS Funding, FS Data, First State Development, First State Insurance, First State Properties, First State ATMs, First State Transportation, First State Special Assets, Community Choice Reinsurance, and First State Finance. The consolidated group is collectively referred to as the "Company". Material inter-company accounts and transactions have been eliminated in consolidation. All dollar amounts are in thousands except for per share data.

The Company provides financial services through its offices throughout Tennessee. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. There are no significant concentrations of loans to any one industry or customer. However, the customers' ability to repay their loans is dependent on the real estate value and general economic conditions in the area.

Use of Estimates: To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, deferred tax assets, and fair values of financial instruments are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash, deposits with other financial institutions under 90 days, and federal funds sold. Net cash flows are reported for loan and deposit transactions, interest bearing deposits in other financial institutions, and federal funds purchased and repurchase agreements.

Cash and Due from Financial Institutions: Included in cash and due from financial institutions are legal reserve requirements which must be maintained on an average basis in the form of cash and balances due from the Federal Reserve and other banks. The minimum requirement was $0 at December 31, 2014 and 2013.

Interest-Bearing Deposits in Other Financial Institutions: Interest-bearing deposits in other financial institutions mature within one year and are carried at cost.

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Equity securities with readily determined fair values are classified as available for sale. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income, net of tax.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are recorded on the trade date based on the amortized cost of the security sold. Premiums and discounts are amortized on the level-yield method without anticipating pre-payments, except for mortgage backed securities where prepayments are anticipated.

(Continued)

**NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES** (Continued)

Management evaluates securities for other-than-temporary impairment ("OTTI") on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. Loans held for sale are generally sold with servicing rights released.

Loans: Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned interest, deferred loan fees and costs, and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees net of certain direct origination costs are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on all classes of loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Consumer loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. A loan is moved to non-accrual status in accordance with the Company's policy, typically after 90 days of non-payment.

All interest accrued but not received for loans placed on non-accrual are reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status after a consistent pattern of repayment has been demonstrated and future payments are reasonably assured.

(Continued)

**NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES** (Continued)

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged off.

The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans, for which the terms have been modified, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

All substandard loan relationships over $500 are individually evaluated for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. Troubled debt restructurings are measured at the present value of estimated future cash flows using the loan's effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent 3 years. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. The following portfolio segments and their associated risks have been identified:

- Real estate loans are affected by the local real estate market, the local economy, and, for variable rate mortgages, movement in indices tied to these loans. Appraisals are obtained to support the loan amount.
- Commercial loans are dependent on the strength of the industries of the related borrowers and the success of their businesses. Commercial loans are advanced for equipment purchases or to provide working capital or meet other financing needs of business enterprises. These loans may be secured by accounts receivable, inventory, equipment or other business assets. Financial information is obtained from the borrower to evaluate ability to repay the loans.

(Continued)

**NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES** (Continued)

- Agricultural loans are affected by the local real estate market, the local economy, and the success of the business. These loans may be secured by accounts receivable, inventory, equipment, or other various assets. Financial information is obtained from the borrower to evaluate the ability to repay the loans.

- Consumer loans are dependent on local economies. Consumer loans are generally secured by consumer assets, but may be unsecured. The Bank evaluates the borrower's repayment ability through a review of credit scores and an evaluation of debt to income ratios.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Premises and Equipment: Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation has been computed on straight-line and accelerated methods, based on the estimated useful lives of the respective assets. Buildings are depreciated over a range from 5 to 39 years, with furniture, fixtures, and equipment depreciated from 2 to 15 years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the lease term.

Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs of carrying foreclosed assets after acquisition are expensed.

Federal Home Loan Bank (FHLB) Stock: The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted equity security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income.

Company Owned Life Insurance: The Company has purchased life insurance policies on certain key executives. Company owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other changes or other amounts due that are probable at settlement.

Income Taxes: Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

(Continued)

**NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES** (Continued)

Securities Sold Under Agreement to Repurchase: Substantially all securities sold under agreements to repurchase represent amounts advanced by bank customers. Securities are pledged to cover the amount of the liabilities which exceed federal deposit insurance.

Loan Commitments and Related Financial Instruments: Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

Derivatives: At the inception of a derivative contract, the Company designates the derivative as one of three types based on the Company's intentions and belief as to likely effectiveness as a hedge. These three types are (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("fair value hedge"), (2) a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow hedge"), or (3) an instrument with no hedging designation ("stand-alone derivative"). For a fair value hedge, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item, are recognized in current earnings as fair values change. For a cash flow hedge, the gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. For both types of hedges, changes in the fair value of derivatives that are not highly effective in hedging the changes in fair value or expected cash flows of the hedged item are recognized immediately in current earnings. Changes in the fair value of derivatives that do not qualify for hedge accounting are reported currently in earnings, as noninterest income.

Net cash settlements on derivatives that qualify for hedge accounting are recorded in interest income or interest expense, based on the item being hedged. Net cash settlements on derivatives that do not qualify for hedge accounting are reported in noninterest income. Cash flows on hedges are classified in the cash flow statement the same as the cash flows of the items being hedged.

The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in fair values or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative is settled or terminates, a hedged forecasted transaction is no longer probable, a hedged firm commitment is no longer firm, or treatment of the derivative as a hedge is no longer appropriate or intended.

When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as noninterest income. When a fair value hedge is discontinued, the hedged asset or liability is no longer adjusted for changes in fair value and the existing basis adjustment is amortized or accreted over the remaining life of the asset or liability. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transactions are still expected to occur, gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transactions will affect earnings.

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES** (Continued)

Retirement Plan: Employee 401(k) and profit sharing plan expense is the amount of matching contributions. Contributions to this plan were $731, $760, and $672 for years 2014, 2013, and 2012, respectively.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes fair value adjustments on derivatives and unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the Corporation or by the Corporation to shareholders.

Stock-Based Compensation: Compensation cost is recognized for restricted stock awards issued to employees based on the fair values at the date of grant. Compensation cost is recognized over the required service period, generally defined as the vesting period.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications: Some items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders' equity.

**NOTE 2 – SECURITIES**

The fair value of securities available for sale and the related gross unrealized gains and losses recognized in accumulated other comprehensive income were as follows:

| Available for sale: | Amortized Cost | Gross Unrealized Gains | Gross Unrealized Losses | Fair Value |
|---|---|---|---|---|
| 2014 | | | | |
| Obligations of U.S. government agencies | $ 110,949 | $ 807 | $ (2,464) | $ 109,292 |
| Agency mortgage-backed securities: residential | 193,651 | 4,631 | (311) | 197,971 |
| Agency mortgage-backed securities: commercial | 76,661 | 153 | (1,073) | 75,741 |
| Agency collateralized mortgage obligations: residential | 143,963 | 1,260 | (741) | 144,482 |
| Obligations of states and political subdivisions | 119,866 | 4,595 | (572) | 123,889 |
| Corporate notes | 300 | - | - | 300 |
| Equity securities | 188 | - | - | 188 |
| Total | $ 645,578 | $ 11,446 | $ (5,161) | $ 651,863 |

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 2 – SECURITIES** (Continued)

| Available for sale: | Amortized Cost | Gross Unrealized Gains | Gross Unrealized Losses | Fair Value |
|---|---|---|---|---|
| 2013 | | | | |
| Obligations of U.S. government agencies | $115,501 | $ 430 | $ (7,832) | $108,099 |
| Agency mortgage-backed securities: residential | 249,899 | 3,383 | (3,740) | 249,542 |
| Agency mortgage-backed securities: commercial | 82,777 | 67 | (4,925) | 77,919 |
| Agency collateralized mortgage obligations: residential | 130,659 | 786 | (3,839) | 127,606 |
| Obligations of states and political subdivisions | 109,258 | 2,112 | (3,473) | 107,897 |
| Corporate notes | 400 | - | - | 400 |
| Equity securities | 188 | - | - | 188 |
| Total | $688,682 | $ 6,778 | $ (23,809) | $671,651 |

The Company had gross realized gains of $1,163, $947, and $1,213 and gross realized losses of $339, $375, and $458 in 2014, 2013, and 2012, respectively from the sale of securities available for sale. Proceeds from these transactions were $52,729, $59,460, and $82,673 in 2014, 2014 and 2013, respectively.

The amortized cost and fair values of debt and equity securities at December 31, 2014 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date, primarily mortgage-backed securities, are shown separately.

| | Available for sale | |
|---|---|---|
| | Amortized Cost | Fair Value |
| Due in one year or less | $ 1,300 | $ 1,324 |
| Due in one to five years | 25,914 | 26,410 |
| Due in five to ten years | 76,585 | 76,503 |
| Due after ten years | 127,316 | 129,244 |
| Agency mortgage-backed securities: residential | 193,651 | 197,971 |
| Agency mortgage-backed securities: commercial | 76,661 | 75,741 |
| Agency collateralized mortgage obligations: residential | 143,963 | 144,482 |
| Equity securities | 188 | 188 |
| | $ 645,578 | $ 651,863 |

Securities carried at approximately $351,315 and $311,377 at December 31, 2014 and 2013, respectively, were pledged to secure deposits and for other purposes as required or permitted by law.

At December 31, 2014 and 2013, the Company did not hold securities of any single issuer, other than obligations of U.S. Government agencies whose aggregate book value exceeded ten percent of shareholders' equity.

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 2 – SECURITIES** (Continued)

The following table shows securities with unrealized losses and their fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2014 and 2013.

| | Less than 12 months | | 12 months or more | | Total | |
|---|---|---|---|---|---|---|
| | Fair Value | Unrealized Loss | Fair Value | Unrealized Loss | Fair Value | Unrealized Loss |
| 2014 | | | | | | |
| Obligations of US government agencies | $ 3,376 | $ (34) | $ 73,290 | $ (2,430) | $ 76,666 | $ (2,464) |
| Agency mortgage-backed securities: residential | 11,718 | (38) | 71,614 | (273) | 83,332 | (311) |
| Agency mortgage-backed securities: commercial | 3,937 | (35) | 23,077 | (1,038) | 27,014 | (1,073) |
| Agency collateralized mortgage obligations: residential | 35,938 | (173) | 3,930 | (568) | 39,868 | (741) |
| Obligations of states and political subdivisions | 2,950 | (45) | 25,649 | (527) | 28,599 | (572) |
| Total available for sale | $57,919 | $ (325) | $ 197,560 | $ (4,836) | $255,479 | $ (5,161) |
| 2013 | | | | | | |
| Obligations of US government agencies | $ 61,291 | $ (4,782) | $ 31,018 | $ (3,050) | $ 92,309 | $ (7,832) |
| Agency mortgage-backed securities: residential | 129,986 | (2,761) | 11,414 | (979) | 141,400 | (3,740) |
| Agency mortgage-backed securities: commercial | 64,656 | (4,588) | 5,953 | (337) | 70,609 | (4,925) |
| Agency collateralized mortgage obligations: residential | 91,004 | (3,839) | - | - | 91,004 | (3,839) |
| Obligations of states and political subdivisions | 42,667 | (3,026) | 3,922 | (447) | 46,589 | (3,473) |
| Total available for sale | $389,604 | $(18,996) | $ 52,307 | $ (4,813) | $441,911 | $ (23,809) |

Unrealized losses on state and municipal bonds, agency mortgage-backed securities, agency collateralized mortgage obligations and other agency securities have not been recognized into income because the issuers bonds are of high credit quality, management does not intend to sell and it is likely that management will not be required to sell the securities prior to their anticipated recovery, and the decline in fair value is largely due to changes in interest rates and other market conditions. The fair value is expected to recover as the bonds approach maturity.

(Continued)

*(Dollar amounts in thousands except per share data)*

## NOTE 3 - RESTRICTED EQUITY SECURITIES

Restricted equity securities consist of securities which are restricted as to transferability. These securities are recorded at cost.

| | 2014 | 2013 |
|---|---|---|
| Federal Home Loan Bank | $ 7,482 | $ 7,482 |
| Federal Agricultural Mortgage Corporation | 8 | 8 |
| | $ 7,490 | $ 7,490 |

## NOTE 4 - LOANS

A summary of loans outstanding by category follows:

| | 2014 | 2013 |
|---|---|---|
| Real estate: | | |
| Commercial | $ 378,409 | $ 397,812 |
| 1 to 4 family residential properties | 330,573 | 303,888 |
| Construction | 75,672 | 56,193 |
| Farm land | 35,038 | 34,533 |
| Multi-family | 27,797 | 34,538 |
| Commercial | 133,754 | 143,952 |
| Consumer | 130,559 | 110,636 |
| Agriculture | 16,457 | 15,081 |
| Other | 16,501 | 4,685 |
| | $1,144,760 | $1,101,318 |

The above table includes net deferred loan fees of $739 and $668 and unearned income of $11,347 and $12,717 as of December 31, 2014 and 2013, respectively.

Certain parties (principally directors and officers of the Corporation or the Bank, including their affiliates, families, and companies in which they hold ten percent or more ownership) were customers of, and had extensions of credit and other transactions with the Bank in the ordinary course of business. These extensions of credit totaled $69,098 and $65,731 as of December 31, 2014 and 2013, respectively.

| | |
|---|---|
| Balance at January 1, 2014 | $ 65,731 |
| New loans | 9,219 |
| Repayments | (5,852) |
| Balance at December 31, 2014 | $ 69,098 |

*(Dollar amounts in thousands except per share data)*

**NOTE 4 – LOANS** (Continued)

The following table presents the activity in the allowance for loan losses by portfolio segment for the years ending December 31, 2014, 2013, and 2012:

| 2014 | Real Estate | Commercial | Agricultural | Consumer | Other | Total |
|---|---|---|---|---|---|---|
| Allowance for loan losses: | | | | | | |
| Beginning balance | $13,662 | $ 281 | $ 76 | $ 1,333 | $712 | $16,064 |
| Provision for loan losses | 584 | 268 | (28) | 738 | (49) | 1,513 |
| Loans charged-off | (1,665) | (540) | - | (784) | (508) | (3,497) |
| Recoveries | 404 | 153 | 35 | 312 | 285 | 1,189 |
| Total ending allowance balance | $12,985 | $ 162 | $ 83 | $ 1,599 | $440 | $15,269 |
| 2013 | | | | | | |
| Allowance for loan losses: | | | | | | |
| Beginning balance | $11,550 | $ 1,879 | $ 128 | $ 1,614 | $589 | $15,760 |
| Provision for loan losses | 3,092 | (2,777) | (52) | 137 | 577 | 977 |
| Loans charged-off | (2,024) | (163) | - | (872) | (738) | (3,797) |
| Recoveries | 1,044 | 1,342 | - | 454 | 284 | 3,124 |
| Total ending allowance balance | $13,662 | $ 281 | $ 76 | $ 1,333 | $712 | $16,064 |
| 2012 | | | | | | |
| Allowance for loan losses: | | | | | | |
| Beginning balance | $13,945 | $ 2,214 | $ 149 | $ 2,134 | $512 | $18,954 |
| Provision for loan losses | 1,528 | (191) | (60) | (85) | 353 | 1,545 |
| Loans charged-off | (4,742) | (294) | - | (723) | (478) | (6,237) |
| Recoveries | 819 | 150 | 40 | 288 | 201 | 1,498 |
| Total ending allowance balance | $11,550 | $ 1,879 | $ 129 | $ 1,614 | $588 | $15,760 |

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 4 – LOANS** (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2014 and 2013:

| 2014 | Real Estate | Commercial | Agricultural | Consumer | Other | Total |
|---|---|---|---|---|---|---|
| Allowance for loan losses: | | | | | | |
| Ending allowance balance attributable to loans: | | | | | | |
| Individually evaluated for impairment | $ 290 | $ - | $ - | $ - | $ - | $ 290 |
| Collectively evaluated for impairment | 12,695 | 162 | 83 | 1,599 | 440 | 14,979 |
| Total ending allowance balance | $ 12,985 | $ 162 | $ 83 | $ 1,599 | $ 440 | $ 15,269 |
| Loans: | | | | | | |
| Individually evaluated for impairment | $ 5,029 | $ 89 | $ - | $ 19 | $ - | $ 5,137 |
| Collectively evaluated for impairment | 842,460 | 133,665 | 16,457 | 130,540 | 16,501 | 1,139,623 |
| Total ending loan allowance balance | $ 847,489 | $ 133,754 | $ 16,457 | $130,559 | $16,501 | $1,144,760 |
| 2013 | | | | | | |
| Allowance for loan losses: | | | | | | |
| Ending allowance balance attributable to loans: | | | | | | |
| Individually evaluated for impairment | $ 550 | $ 2 | $ - | $ 1 | $ - | $ 553 |
| Collectively evaluated for impairment | 13,112 | 279 | 76 | 1,332 | 712 | 15,511 |
| Total ending allowance balance | $ 13,662 | $ 281 | $ 76 | $ 1,333 | $ 712 | $ 16,064 |
| Loans: | | | | | | |
| Individually evaluated for impairment | $ 11,424 | $ 187 | $ - | $ 42 | $ - | $ 11,653 |
| Collectively evaluated for impairment | 815,540 | 143,765 | 15,081 | 110,594 | 4,685 | 1,089,665 |
| Total ending loan allowance balance | $826,964 | $ 143,952 | $ 15,081 | $110,636 | $4,685 | $1,101,318 |

(Continued)

(Dollar amounts in thousands except per share data)

**NOTE 4 – LOANS** (Continued)

The following table presents information related to impaired loans by class of loans as of and for the year ended December 31, 2014:

| 2014 | Unpaid Principal Balance | Recorded Investment | Allowance for Loan Losses Allocated | Average Recorded Investment | Interest Income Recognized | Cash Basis Interest Recognized |
|---|---|---|---|---|---|---|
| With no related allowance recorded: | | | | | | |
| Real estate | | | | | | |
| Commercial | $ 1,355 | $ 1,090 | $ - | $ 1,219 | $ 5 | $ 34 |
| 1-4 family residential properties | 176 | 176 | - | 179 | 1 | 10 |
| Farmland | - | - | - | 26 | - | 1 |
| Commercial | 64 | 64 | - | 80 | - | 5 |
| Agriculture | - | - | - | - | - | 1 |
| Consumer | 17 | 16 | - | 28 | 1 | 2 |
| Subtotal | 1,612 | 1,346 | - | 1,532 | 7 | 53 |
| With an allowance recorded: | | | | | | |
| Real estate | | | | | | |
| Commercial | 1,030 | 1,030 | 134 | 1,048 | 8 | 61 |
| 1-4 family residential properties | 454 | 454 | 10 | 461 | 3 | 23 |
| Construction | 2,279 | 2,279 | 146 | 2,305 | 4 | 99 |
| Commercial | 25 | 25 | - | 42 | - | 2 |
| Consumer | 3 | 3 | - | 5 | - | 2 |
| Subtotal | 3,791 | 3,791 | 290 | 3,861 | 15 | 187 |
| Total | $5,403 | $ 5,137 | $ 290 | $ 5,393 | $ 22 | $ 239 |

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 4 – LOANS** (Continued)

The following table presents information related to impaired loans by class of loans as of and for the year ended December 31, 2013:

| 2013 | Unpaid Principal Balance | Recorded Investment | Allowance for Loan Losses Allocated | Average Recorded Investment | Interest Income Recognized | Cash Basis Interest Recognized |
|---|---|---|---|---|---|---|
| With no related allowance recorded: | | | | | | |
| Real estate | | | | | | |
| Commercial | $ 7,786 | $ 6,052 | $ - | $ 5,018 | $ 64 | $ 62 |
| 1-4 family residential properties | 471 | 471 | - | 474 | 27 | 26 |
| Commercial | 6 | 6 | - | 7 | 1 | 1 |
| Consumer | 27 | 24 | - | 32 | 2 | 2 |
| Subtotal | 8,290 | 6,553 | - | 5,531 | 94 | 91 |
| With an allowance recorded: | | | | | | |
| Real estate | | | | | | |
| Commercial | 1,727 | 1,625 | 332 | 1,602 | 43 | 41 |
| 1-4 family residential properties | 944 | 944 | 62 | 948 | 44 | 43 |
| Construction | 2,332 | 2,332 | 156 | 2,330 | 103 | 101 |
| Commercial | 181 | 181 | 2 | 255 | 14 | 13 |
| Consumer | 18 | 18 | 1 | 22 | - | - |
| Subtotal | 5,202 | 5,100 | 553 | 5,157 | 204 | 198 |
| Total | $13,492 | $ 11,653 | $ 553 | $ 10,688 | $ 298 | $ 289 |

*(Dollar amounts in thousands except per share data)*

**NOTE 4 – LOANS** (Continued)

The following table presents information related to impaired loans by class of loans as of and for the year ended December 31, 2012:

| 2012 | Unpaid Principal Balance | Recorded Investment | Allowance for Loan Losses Allocated | Average Recorded Investment | Interest Income Recognized | Cash Basis Interest Recognized |
|---|---|---|---|---|---|---|
| With no related allowance recorded: | | | | | | |
| Real estate | | | | | | |
| Commercial | $11,280 | $ 9,150 | $ - | $ 10,494 | $ 461 | $ 444 |
| 1-4 family residential properties | 3,043 | 2,732 | - | 3,204 | 175 | 170 |
| Construction | 420 | 248 | - | 343 | 18 | 18 |
| Commercial | 195 | 195 | - | 238 | 17 | 17 |
| Consumer | 22 | 22 | - | 26 | 4 | 4 |
| Subtotal | 14,960 | 12,347 | - | 14,305 | 675 | 653 |
| With an allowance recorded: | | | | | | |
| Real estate | | | | | | |
| Commercial | 1,239 | 1,100 | 115 | 1,367 | 62 | 59 |
| 1-4 family residential properties | 586 | 586 | 168 | 601 | 12 | 12 |
| Construction | 2,407 | 2,407 | 221 | 2,403 | 115 | 113 |
| Commercial | 185 | 185 | 7 | 249 | 4 | 4 |
| Consumer | 62 | 60 | 6 | 71 | 1 | 1 |
| Subtotal | 4,479 | 4,338 | 517 | 4,691 | 194 | 189 |
| Total | $19,439 | $ 16,685 | $ 517 | $ 18,996 | $ 869 | $ 842 |

The recorded investment in loans excludes accrued interest receivable, due to immateriality. The recorded investment in loans includes loan originations fees. For purposes of this disclosure, the unpaid principal balance is not reduced for net charge-offs.

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 4 – LOANS** (Continued)

The following tables present the recorded investment in nonaccrual and loans past due over 90 days still on accrual by class of loans as of December 31, 2014 and 2013:

| | Nonaccrual 2014 | Nonaccrual 2013 | Loans Past Due Over 90 Days Still Accruing 2014 | Loans Past Due Over 90 Days Still Accruing 2013 |
|---|---|---|---|---|
| Real estate | | | | |
| Commercial | $ 2,147 | $ 4,544 | $ - | $ - |
| 1-4 family residential properties | 951 | 1,256 | - | - |
| Construction | - | - | - | - |
| Commercial | 564 | 66 | - | - |
| Agriculture | 6 | 18 | - | - |
| Consumer | 624 | 566 | - | - |
| Total | $ 4,292 | $ 6,450 | $ - | $ - |

The following table presents the aging of the recorded investment in past due loans as of December 31, 2014 and 2013 by class of loans:

| | 30-59 Days Past Due | 60-89 Days Past Due | Greater than 89 Days Past Due | Total Past Due | Loans Not Past Due | Total Loans |
|---|---|---|---|---|---|---|
| 2014 | | | | | | |
| Real estate: | | | | | | |
| Commercial | $ 667 | $ - | $ 148 | $ 815 | $ 377,594 | $ 378,409 |
| 1-4 Family | 1,250 | 371 | 380 | 2,001 | 328,572 | 330,573 |
| Construction | - | - | - | - | 75,672 | 75,672 |
| Farm land | 86 | - | - | 86 | 34,952 | 35,038 |
| Multi-family | - | - | - | - | 27,797 | 27,797 |
| Commercial | 543 | 13 | 137 | 693 | 133,061 | 133,754 |
| Consumer | 818 | 210 | 310 | 1,338 | 129,221 | 130,559 |
| Agricultural | 99 | - | - | 99 | 16,358 | 16,457 |
| Other | - | - | - | - | 16,501 | 16,501 |
| Total | $ 3,463 | $ 594 | $ 975 | $ 5,032 | $1,139,728 | $1,144,760 |
| 2013 | | | | | | |
| Real estate: | | | | | | |
| Commercial | $ 5,542 | $ 23 | $ 99 | $ 5,664 | $ 392,148 | $ 397,812 |
| 1-4 Family | 672 | 447 | 621 | 1,740 | 302,148 | 303,888 |
| Construction | - | - | - | - | 56,193 | 56,193 |
| Multi-family | - | - | - | - | 34,538 | 34,538 |
| Farm land | 79 | - | - | 79 | 34,454 | 34,533 |
| Commercial | 695 | - | 42 | 737 | 143,215 | 143,952 |
| Consumer | 573 | 178 | 166 | 917 | 109,719 | 110,636 |
| Agricultural | - | - | 14 | 14 | 15,067 | 15,081 |
| Other | - | - | - | - | 4,685 | 4,685 |
| Total | $ 7,561 | $ 648 | $ 942 | $ 9,151 | $1,092,167 | $1,101,318 |

*(Dollar amounts in thousands except per share data)*

**NOTE 4 – LOANS** (Continued)

**Troubled Debt Restructurings:**

As of December 31, 2014 and 2013, the Company has a recorded investment in troubled debt restructurings of $1,967 and $7,343, respectively. The Company has allocated $138 and $109 of specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2014 and 2013. The Company has not committed to lend additional amounts as of December 31, 2014 and 2013 to customers with outstanding loans that are classified as troubled debt restructurings.

During the year ended December 31, 2014, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: a reduction of the stated interest rate of the loan; an extension of the maturity date at a stated rate of interest lower than the current market rate for new debt with similar risk; or a permanent reduction of the recorded investment in the loan.

Modifications involving a reduction of the stated interest rate of the loan were for periods ranging from 16 months to 3 years. Modifications involving an extension of the maturity date were for periods ranging from 16 months to 3 years.

The following table presents loans by class modified as troubled debt restructurings that occurred during the years ending December 2014. There were no loans modified as troubled debt restructurings during 2013.

| | Number of Loans | Pre-Modification Outstanding Recorded Investment | Post-Modification Outstanding Recorded Investment |
|---|---|---|---|
| 2014 | | | |
| Troubled debt restructurings | | | |
| Real estate: | | | |
| Commercial | 1 | $ 103 | $ 103 |
| 1-4 family | 1 | 420 | 420 |
| Farmland | 1 | 25 | 25 |
| Total | 3 | $ 548 | $ 548 |

The troubled debt restructurings described above increased the allowance for loan losses by $93 and resulted in $0 charge offs during the year ended December 31, 2014.

There were no loans modified as troubled debt restructurings for which there was a payment default within twelve months following the modification during the years ended December 31, 2014 and 2013.

A loan is considered to be in payment default once it is 30 days contractually past due under the modified terms.

*(Dollar amounts in thousands except per share data)*

**NOTE 4 – LOANS** (Continued)

**Credit Quality Indicators:**

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes loan relationships with an outstanding balance greater than $1.5 million and non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on a quarterly basis. The loans that are not rated are homogenous loans that are evaluated for credit quality based on their delinquency status. The Company uses the following definitions for risk ratings.

**Special Mention.** Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

**Substandard.** Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

**Doubtful.** Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans. Loans listed as not rated are consumer purpose loans or consumer purpose real estate loans that are not over 90 days past due or involved in bankruptcy.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

| 2014 | Pass | Special Mention | Substandard | Doubtful | Not Rated | Totals |
|---|---|---|---|---|---|---|
| Real estate: | | | | | | |
| Commercial | $ 371,999 | $ - | $ 6,239 | $ - | $ 171 | $ 378,409 |
| 1-4 family | 112,196 | - | 3,165 | - | 215,212 | 330,573 |
| Construction | 56,116 | - | 2,346 | - | 17,210 | 75,672 |
| Farmland | 31,537 | - | 54 | - | 3,447 | 35,038 |
| Multifamily | 27,797 | - | - | - | - | 27,797 |
| Commercial | 132,980 | - | 774 | - | - | 133,754 |
| Consumer | 23 | - | 1,505 | - | 129,031 | 130,559 |
| Agricultural | 16,451 | - | 6 | - | - | 16,457 |
| Other | 16,501 | - | - | - | - | 16,501 |
| Total | $ 765,600 | $ - | $ 14,089 | $ - | $365,071 | $ 1,144,760 |

*(Dollar amounts in thousands except per share data)*

**NOTE 4 – LOANS** (Continued)

| 2013 | Pass | Special Mention | Substandard | Doubtful | Not Rated | Totals |
|---|---|---|---|---|---|---|
| Real estate: | | | | | | |
| Commercial | $ 387,151 | $ - | $ 10,453 | $ - | $ 208 | $ 397,812 |
| 1-4 family | 91,718 | - | 4,743 | - | 207,427 | 303,888 |
| Construction | 36,878 | - | 5,549 | - | 13,766 | 56,193 |
| Multi-family | 34,538 | - | - | - | - | 34,538 |
| Farmland | 31,106 | - | 312 | - | 3,115 | 34,533 |
| Commercial | 142,678 | - | 1,124 | - | 150 | 143,952 |
| Consumer | - | - | 945 | - | 109,691 | 110,636 |
| Agricultural | 15,063 | - | 18 | - | - | 15,081 |
| Other | 1,383 | - | - | - | 3,302 | 4,685 |
| Total | $ 740,515 | $ - | $ 23,144 | $ - | $337,659 | $ 1,101,318 |

**NOTE 5 - PREMISES AND EQUIPMENT**

Premises and equipment are summarized as follows:

| | 2014 | 2013 |
|---|---|---|
| Land | $ 13,037 | $ 13,037 |
| Buildings and improvements | 42,045 | 41,232 |
| Furniture, fixtures and equipment | 17,295 | 16,805 |
| Automobiles | 412 | 423 |
| Construction in process | 1,909 | 363 |
| | 74,698 | 71,860 |
| Less: Accumulated depreciation | (29,559) | (27,606) |
| | $ 45,139 | $ 44,254 |

Depreciation expense related to premises and equipment amounted to $2,724 in 2014 and $2,605 in 2013, and $2,547 in 2012.

The Company leases certain branch properties and equipment under operating leases. Rent expense was $1,059, $999 and $792 for 2014, 2014 and 2013, respectively. Rent commitments under non-cancelable operating leases are as follows, before considering renewal options that generally are present.

| | |
|---|---|
| 2015 | $ 1,107 |
| 2016 | 818 |
| 2017 | 467 |
| 2018 | 193 |
| 2019 | 176 |
| | $ 2,761 |

*(Dollar amounts in thousands except per share data)*

**NOTE 6 - DEPOSITS**

Time deposits of $100,000 or more were $251,187 and $286,966 (excluding CDARS deposits) at year-end 2014 and 2013, respectively. Brokered time deposits and CDARS deposits were $21,139 and $4,691, respectively, at year-end 2014 compared to $25,934 and $13,738, respectively, at year-end 2013.

Scheduled maturities of time deposits for the next five years are as follows:

| | Time Deposits | Brokered Deposits | CDARS Deposits | Total Time Deposits |
|---|---|---|---|---|
| 2015 | $ 279,649 | $ 12,280 | $ 2,328 | $ 294,257 |
| 2016 | 103,443 | 4,137 | 2,363 | 109,943 |
| 2017 | 20,536 | 4,722 | - | 25,258 |
| 2018 | 8,895 | - | - | 8,895 |
| 2019 | 11,721 | - | - | 11,721 |

Deposit accounts to related parties, primarily executive officers and directors, totaled $11,605 and $12,482 at December 31, 2014 and 2013, respectively.

**NOTE 7 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE**

Securities sold under agreement to repurchase totaled $18,806 and $24,406 at December 31, 2014 and 2013, respectively. The carrying value of the securities pledged for these repurchase agreements was $27,970 and $29,484 at December 31, 2014 and 2013, respectively. The securities underlying the agreements were maintained by the Bank's safekeeping agent and pledged for use in these agreements.

**NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES**

At year-end, advances from the Federal Home Loan Bank were as follows:

| | 2014 | 2013 |
|---|---|---|
| Maturities February 2015 through December 2025, fixed at rates from 0.23% to 9.20%, with weighted average rate of 0.52%. | $ 173,250 | $ 144,779 |

FHLB advances are payable with varying payment terms. Some advances have prepayment penalties, which would be assessed if the advances were repaid before their maturity date. The advances were collateralized by the majority of the Company's first mortgage loans under a blanket lien arrangement at year-end 2014 and 2013, respectively. Based on this collateral and the Company's holdings of FHLB stock, the Company is eligible to borrow up to a total of $57,273 of additional borrowings at year-end 2014.

Maturities over the next five years are as follows:

| | |
|---|---|
| 2015 | $ 147,607 |
| 2016 | 5,615 |
| 2017 | 5,015 |
| 2018 | 15,011 |
| 2019 | 2 |
| | $ 173,250 |

*(Dollar amounts in thousands except per share data)*

## NOTE 9 - SUBORDINATED DEBENTURES

A trust formed by the Company issued $6,000 of 10.2% fixed rate trust preferred securities in 2001 as part of a pooled offering of such securities. The Company issued subordinated debentures to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. After February 22, 2011, the subordinated debentures may be redeemed at 105% of face value. The premium for the redemption decreases .50% each year until February 22, 2021 at which time the securities are redeemable at 100% of face value. This issue matures February 22, 2031.

A second trust was formed by the Company which issued $11,100 of variable rate trust preferred securities in 2005. The Company issued subordinated debentures to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. The rate adjusts with the 3 Month Libor (plus 1.75%) adjusted quarterly. The interest rate at December 31, 2014 was 2.00%. These issues mature June 30, 2035 and became callable at par after June 30, 2011.

A third trust was formed by the Company which issued a total of $10,000 of trust preferred securities in 2007. The Company issued subordinated debentures to the trust in exchange for the proceeds of the offering; the debentures and related debt issuance costs represent the sole assets of the trust. The issue consisted of $6,000 at a fixed rate at 6.08% and $4,000 at a variable rate adjusting with the 3 Month Libor (plus 1.37%) adjusted quarterly. In September 2012, the entire issue was converted to the variable rate. The interest rate at December 31, 2014 was 1.60%. These issues mature on September 15, 2037.

In August 2014 management elected to redeem the $6,000 of subordinated debentures of the first trust issued in 2001. A prepayment penalty of $221 was incurred in the redemption.

Subordinated debentures are presented in liabilities on the balance sheet and are included as Tier I capital for regulatory purposes.

## NOTE 10 - NOTE PAYABLE

On December 13, 2013, the Company renewed an outstanding line of credit for $15 million from a commercial bank for the purpose of securing additional funds for capital infusion to the Bank or for debt service needs. Terms of the line of credit include a variable interest rate of either prime as published in the Wall Street Journal less 0.50% or Daily One Month LIBOR plus 2.00%. The interest rate at December 31, 2014 was 2.75%, with interest due at each quarter end. The line of credit is unsecured and was scheduled to mature December 27, 2014. On December 16, 2014 the line of credit was extended at existing terms through February 26, 2015. At December 31, 2014 and 2013, the Company had $0 and $3,000 outstanding on this line of credit, respectively.

*(Dollar amounts in thousands except per share data)*

**NOTE 11 - INCOME TAXES**

Income tax expense consists of the following:

| | 2014 | 2013 | 2012 |
|---|---|---|---|
| Current Federal | $ 9,570 | $ 8,288 | $ 6,021 |
| Current State | - | 89 | - |
| Total current tax expense (benefit) | 9,570 | 8,377 | 6,021 |
| Deferred Federal | (423) | (316) | 487 |
| Deferred State | 1,572 | 853 | 644 |
| Total deferred tax expense | 1,149 | 537 | 1,131 |
| Change in valuation allowance | - | (275) | (2,173) |
| Net deferred income tax | 1,149 | 262 | (1,042) |
| Total income tax expense | $ 10,719 | $ 8,639 | $ 4,979 |

A reconciliation of income tax expense with the amount of income taxes (benefits) computed by applying the federal statutory rate (34%) to earnings before income taxes follows:

| | 2014 | 2013 | 2012 |
|---|---|---|---|
| Computed expected income tax expense | $ 11,544 | $ 9,242 | $ 7,754 |
| Increase (decrease) in taxes resulting from: | | | |
| Tax exempt income | (1,243) | (860) | (911) |
| State income taxes, net of federated benefit | 1,022 | 622 | 419 |
| Change in valuation allowance | - | (275) | (2,173) |
| Captive insurance premiums | (410) | (242) | (362) |
| Other, net | (194) | 152 | 252 |
| Total income tax expense | $ 10,719 | $ 8,639 | $ 4,979 |

Significant temporary differences between tax and financial reporting that result in deferred tax assets (liabilities) were as follows at December 31, 2014 and 2013:

| | 2014 | 2013 |
|---|---|---|
| Allowance for loan losses | $ 5,968 | $ 6,123 |
| Write down on other real estate | 1,165 | 1,286 |
| Unrealized (gain) loss on securities | (2,464) | 6,732 |
| Unrealized loss hedging transactions | 345 | 444 |
| Asset revaluation -- WCB acquisition | (73) | (78) |
| FHLB stock dividends | (1,594) | (1,554) |
| Depreciation | (1,222) | (1,093) |
| Prepaid expenses | (510) | (505) |
| Deferred compensation | 774 | 544 |
| State net operating loss carry forward | 72 | 974 |
| Other, net | 1,339 | 1,372 |
| Net deferred tax asset | $ 3,800 | $ 14,245 |

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 11 - INCOME TAXES** (Continued)

Management concluded a valuation allowance was not appropriate at December 31, 2014 primarily due to the fact that management believes it is more likely than not that the Tennessee net operating losses incurred through December 31, 2014 will be utilized before they expire. The need for the valuation allowance is evaluated periodically by management. Factors considered in the evaluation include historical operating results, forecasted future earnings, expansion plans, legislative changes, and other income considerations.

At December 31, 2014 and 2013, there were no valuation allowances recognized against the gross deferred tax asset of $3,800 and $14,245, respectively. In 2012, management determined that a valuation allowance of $275 was necessary against the Company's capital loss carryforward as it is more likely than not to expire before it can be used. During 2013, a capital gain was recognized and this valuation allowance was reversed.

At December 31, 2014 and 2013 the Company has a Tennessee net operating loss carry forward of approximately $1,004 and $21,839, respectively, which is available to offset future taxable income. The Tennessee loss carryforwards will expire in 2025.

The Company and its subsidiaries file a consolidated U.S. federal income tax return, as well as filing various returns in the states where its banking offices are located or conduct business. The federal and state filed income tax returns are no longer subject to examination by taxing authorities for years before 2011.

**NOTE 12 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS**

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Management believes as of December 31, 2014 the Company and Bank meet all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition.

If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2014 and 2013, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution's category.

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 12 - CAPITAL REQUIREMENTS AND RESTRICTIONS ON RETAINED EARNINGS** (Continued)

The Corporation and the Bank's actual capital amounts and ratios at December 31, 2014 and 2013 were as follows:

| | Actual Regulatory Capital | | For Capital Adequacy Purposes | | To Be Well Capitalized Under Prompt Corrective Action Provisions | |
|---|---|---|---|---|---|---|
| December 31, 2014 | Amount | Ratio | Amount | Ratio | Amount | Ratio |
| Community First Bancshares, Inc. | | | | | | |
| Total Capital to risk weighted assets | $ 223,759 | 18.32% | $ 97,711 | 8.00% | NA | NA |
| Tier 1 Capital to risk weighted assets | 208,537 | 17.08% | 48,838 | 4.00% | NA | NA |
| Tier 1 Capital to average assets | 208,537 | 10.78% | 77,379 | 4.00% | NA | NA |
| First State Bank | | | | | | |
| Total Capital to risk weighted assets | $ 214,946 | 17.65% | $ 97,426 | 8.00% | $ 121,782 | 10.00% |
| Tier 1 Capital to risk weighted assets | 199,724 | 16.40% | 48,713 | 4.00% | 73,070 | 6.00% |
| Tier 1 Capital to average assets | 199,724 | 10.44% | 76,523 | 4.00% | 95,653 | 5.00% |
| December 31, 2013 | | | | | | |
| Community First Bancshares, Inc. | | | | | | |
| Total Capital to risk weighted assets | $ 208,829 | 17.44% | $ 95,839 | 8.00% | NA | NA |
| Tier 1 Capital to risk weighted assets | 193,860 | 16.19% | 47,896 | 4.00% | NA | NA |
| Tier 1 Capital to average assets | 193,860 | 10.21% | 75,949 | 4.00% | NA | NA |
| First State Bank | | | | | | |
| Total Capital to risk weighted assets | $ 203,505 | 17.01% | $ 95,711 | 8.00% | $ 119,638 | 10.00% |
| Tier 1 Capital to risk weighted assets | 188,536 | 15.76% | 47,858 | 4.00% | 71,788 | 6.00% |
| Tier 1 Capital to average assets | 188,536 | 10.02% | 75,264 | 4.00% | 94,080 | 5.00% |

**Dividend Restrictions:** The Company's principal source of funds for dividend payments is dividends received from the Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of regulatory agencies. Under these regulations, the amount of dividends that may be paid in any calendar year is limited to the current year's net profits, combined with the retained net profits of the preceding two years, subject to the capital requirements described above. During 2014, the Bank could, without prior approval, declare dividends of approximately $29,818 plus any 2014 net profits retained to the date of the dividend declaration.

(Continued)

## NOTE 13 - FAIR VALUES

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The Company used the following methods and significant assumptions to estimate fair value:

Investment Securities: The fair values for investment securities are determined by quoted market prices, if available (Level 1). For securities where quoted prices (Level 1) are not available, fair values are calculated based on market prices of similar securities or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted securities (Level 2). For securities where quoted prices or market prices of similar securities are not available, fair values are calculated using discounted cash flows or other market indicators (Level 3). The fair value of level 3 securities are determined by the Company's accounting department, which reports to the Chief Financial Officer (CFO). The CFO reviews the fair values and these are reported to the Board of Directors. Discounted cash flows are calculated using spread to swap and LIBOR curves that are updated to incorporate loss severities, volatility, credit spread and optionality.

Interest Rate Swaps: The fair values of interest rate swaps are based on valuation models using observable market data as of the measurement date (Level 2).

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower's financial statements, or aging reports, adjusted or discounted based on management's historical knowledge, changes in market conditions from the time of the valuation, and management's expertise and knowledge of the client and client's business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Other Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Other real estate properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 13 - FAIR VALUES** (Continued)

Appraisals for both collateral-dependent impaired loans and other real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company. Management reviews the assumptions and approaches utilized in the appraisal. Management periodically evaluates the appraised values and will discount a property's appraised value to account for a number of factors including but not limited to the cost of liquidating the collateral, the age of the appraisal, observable deterioration since the appraisal, or other factors unique to the property.

Assets and Liabilities Measured on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

| | | Fair Value Measurements at December 31, 2014 Using: | | |
|---|---|---|---|---|
| | Carrying Value | Quoted Prices in Active Markets for Identical Assets (Level 1) | Significant Other Observable Inputs (Level 2) | Significant Unobservable Inputs (Level 3) |
| Financial Assets | | | | |
| Obligations of U.S. government agencies | $ 109,292 | $ - | $ 109,292 | $ - |
| Agency mortgage-backed securities: residential | 197,971 | - | 197,971 | - |
| Agency mortgage-backed securities: commercial | 75,741 | - | 75,741 | - |
| Agency collateralized mortgage obligations: residential | 144,482 | - | 144,482 | - |
| Obligations of states and political subdivisions | 123,889 | - | 123,889 | - |
| Corporate notes | 300 | - | 300 | - |
| Equity securities | 188 | - | 188 | - |
| Total securities available-for-sale | $ 651,863 | $ - | $ 651,863 | $ - |
| Interest rate swaps | $ 288 | | $ 288 | |
| Financial Liabilities | | | | |
| Interest rate swaps | $ (1,196) | $ - | $ (1,196) | $ - |

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 13 - FAIR VALUES** (Continued)

| | Carrying Value | Fair Value Measurements at December 31, 2013 Using: Quoted Prices in Active Markets for Identical Assets (Level 1) | Significant Other Observable Inputs (Level 2) | Significant Unobservable Inputs (Level 3) |
|---|---|---|---|---|
| Financial Assets | | | | |
| Obligations of U.S. government agencies | $ 108,099 | $ - | $ 108,099 | $ - |
| Agency mortgage-backed securities: residential | 249,542 | - | 249,542 | - |
| Agency mortgage-backed securities: commercial | 77,919 | - | 77,919 | - |
| Agency collateralized mortgage obligations: residential | 127,606 | - | 127,606 | - |
| Obligations of states and political subdivisions | 107,897 | - | 107,897 | - |
| Corporate notes | 400 | - | 400 | - |
| Equity securities | 188 | | 188 | - |
| Total securities available-for-sale | $ 671,651 | $ - | $ 671,651 | $ - |
| Interest rate swaps | $ 381 | - | $ 381 | - |
| Financial Liabilities | | | | |
| Interest rate swaps | $ (1,541) | $ - | $ (1,541) | $ - |

There were no transfers between Level 1 and Level 2 during 2014 or 2013.

Assets and Liabilities Measured on a Non-Recurring Basis

Assets and liabilities measured at fair value on a non-recurring basis are summarized below:

| | Carrying Value | Fair Value Measurements at December 31, 2014 Using: Quoted Prices in Indentical Assets (Level 1) | Significant Other Observable Inputs (Level 2) | Significant Unobservable Inputs (Level 3) |
|---|---|---|---|---|
| Assets: | | | | |
| Impaired loans: | | | | |
| Real estate: | | | | |
| Commercial | $ 1,051 | $ - | $ - | $ 1,051 |
| Other real estate | 69 | - | - | 69 |

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 13 - FAIR VALUES** (Continued)

| | | Fair Value Measurements at December 31, 2013 Using: | | |
|---|---|---|---|---|
| | Carrying Value | Quoted Prices in Active Markets for Identical Assets (Level 1) | Significant Other Observable Inputs (Level 2) | Significant Unobservable Inputs (Level 3) |
| Assets: | | | | |
| Impaired loans: | | | | |
| Real estate: | | | | |
| Commercial | $ 4,022 | $ - | $ - | $ 4,022 |

The following represent impairment charges recognized during the period:

Impaired loans, which are measured for impairment using the fair value of the collateral for collateral dependent loans, had a carrying amount of $1,051, with a valuation allowance of $93 at December 31, 2014, resulting in an additional provision for loan losses of $123 for the year ending December 31, 2014. At December 31, 2013, impaired loans had a carrying amount of $4,022, with a valuation allowance of $66 at December 31, 2013, resulting in an additional provision for loan losses of $668 for the year ending December 31, 2013.

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at December 31, 2014 and 2013:

| | | Fair Value | Valuation Techniques(s) | Unobservable Input(s) | Range (Weighted Average) |
|---|---|---|---|---|---|
| 2014 | | | | | |
| | Impaired Loans -- commercial real estate | $1,051 | Sales comparison approach | Adjustment for differences between the comparable sales | 15%-25%(19%) |
| Other real estate | | $69 | Income approach | Capitalization rate | 11%-13%(11%) |
| 2013 | | | | | |
| | Impaired Loans -- commercial real estate | $4,022 | Sales comparison approach | Adjustment for differences between the comparable sales | 15%-25%(19%) |
| | | | Income approach | Capitalization rate | 11%-13%(11%) |

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 13 - FAIR VALUES** (Continued)

The estimated fair values of the Company's financial instruments were as follows at December 31, 2014 and 2013.

| | 2014 | | 2013 | |
|---|---|---|---|---|
| | Carrying Amount | Fair Value | Carrying Amount | Fair Value |
| **Financial assets** | | | | |
| Cash and due from financial institutions | $ 19,227 | $ 19,227 | $ 18,323 | $ 18,323 |
| Interest-bearing deposits in financial institutions | 19,531 | 19,531 | 17,946 | 17,946 |
| Federal funds sold | 3,204 | 3,204 | 9,828 | 9,828 |
| Interest-bearing deposits | 250 | 250 | 466 | 466 |
| Securities available for sale | 651,863 | 651,863 | 671,651 | 671,651 |
| Securities held to maturity | - | - | 200 | 200 |
| Restricted equity securities | 7,490 | N/A | 7,490 | N/A |
| Loans held for sale | 14,085 | 14,085 | 9,815 | 9,815 |
| Loans, net of allowance | 1,129,491 | 1,135,498 | 1,085,254 | 1,095,137 |
| Accrued interest receivable | 5,930 | 5,930 | 6,302 | 6,302 |
| Interest rate swaps | 288 | 288 | 381 | 381 |
| **Financial liabilities** | | | | |
| Deposits | $ 1,497,796 | $1,440,945 | $1,552,588 | $1,517,581 |
| Federal funds purchased and securities sold under agreements to repurchase | 35,706 | 35,706 | 24,406 | 24,406 |
| Federal Home Loan Bank advances | 173,250 | 174,167 | 144,779 | 146,033 |
| Subordinated debentures | 21,100 | 9,542 | 27,100 | 12,980 |
| Notes payable | - | - | 3,000 | 3,000 |
| Accrued interest payable | 998 | 998 | 1,309 | 1,309 |
| Interest rate swaps | 1,196 | 1,196 | 1,541 | 1,541 |

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 13 - FAIR VALUES** (Continued)

The methods and assumptions, not previously described, used to estimate fair values are described as follows.

Carrying amount is the estimated fair value for cash and cash equivalents, interest bearing deposits, accrued interest receivable and payable, demand deposits, notes payable, and variable rate loans or deposits that reprice frequently and fully. Loans held for sale fair values are determined by quoted prices for similar loans from third-party investors. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk. Fair value of loans does not consider widening credit spreads due to market illiquidity. Fair value of subordinated debentures and other debt are based on current rates for similar types of financing. It was not practicable to determine the fair value of restricted securities due to restrictions placed on its transferability. The fair value of off-balance sheet items is considered nominal.

**NOTE 14 - LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES**

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk of credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk was as follows at year-end.

| | 2014 | 2013 |
|---|---|---|
| Unused lines of credit - Variable | $ 153,821 | $ 139,374 |
| Unused lines of credit - Fixed | 57,932 | 79,350 |
| Letters of credit | 8,093 | 7,968 |

**NOTE 15 - INTEREST RATE SWAPS**

The Company's interest rate swaps are recognized as assets or liabilities at fair value. Interest rate swaps are used as part of its asset liability management to help manage interest rate risk. The Company does not use interest rate swaps for trading purposes.

The notional amount of the interest rate swaps does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the individual interest rate swap agreements.

Interest Rate Swaps Designated as Cash Flow Hedges: Interest rate swaps with a notional amount totaling $15.1 million as of December 31, 2014 and 2013, were designated as cash flow hedges of certain subordinated debentures and were determined to be fully effective during all periods presented. As such, no amount of ineffectiveness has been included in net income. Therefore, the aggregate fair value of the swaps is recorded in other liabilities with changes in fair value recorded in other comprehensive income (loss). The amount included in accumulated other comprehensive income (loss) would be reclassified to current earnings should the hedges no longer be considered effective. The Company expects the hedges to remain fully effective during the remaining terms of the swaps.

(Continued)

*(Dollar amounts in thousands except per share data)*

**NOTE 15 - INTEREST RATE SWAPS** (Continued)

Summary information about the interest-rate swaps designated as cash flow hedges as of year-end is as follows:

| | 2014 | 2013 |
|---|---|---|
| Notional amounts | $ 15,100 | $ 15,100 |
| Weighted average pay rates | 4.91% | 4.91% |
| Weighted average receive rates | 1.88% | 1.90% |
| Maturity | 2017 and 2019 | 2017 and 2019 |
| Fair value of cash flow interest rate swaps | $ (907) | $ (1,160) |

Interest expense (net cash settlements) recorded on these swap transactions totaled $464, $237 and $344 during 2014, 2013 and 2012, respectively and is reported as a component of interest expense.

The counterparty to the Company's derivative is exposed to credit risk whenever the derivative is in a liability position. The Company has posted $1,985 in deposits as collateral to the extent the unsecured liability exists.

Interest Rate Swaps Designated as Fair Value Hedges: Interest rate swaps with notional amounts totaling $3,143 and $3,292 as of December 31, 2014 and 2013, respectively, were designated as fair value hedges of certain loans receivable and were determined to be fully effective during all periods presented. As such, no amount of ineffectiveness has been included in net income. Therefore, the aggregate fair value of the swaps is recorded in other assets (liabilities) with changes in fair value of loans recorded in loans receivable. The Company expects the hedges to remain fully effective during the remaining terms of the swaps.

Summary information about the interest-rate swaps designated as fair value hedges as of year-end is as follows:

| | 2014 | 2013 |
|---|---|---|
| Notional amounts | $ 3,143 | $ 3,292 |
| Pay rates | 6.35% | 6.35% |
| Receive rates | 2.1495% | 2.1395% |
| Maturity | 3 years | 4 years |
| Fair value of fair value interest rate swap | $ (288) | $ (381) |

Interest expense (net cash settlements) recorded on these swap transactions totaled $138, $142, and $148 during 2014, 2014 and 2013, respectively, and is reported as a component of interest income from loans.

The gain or loss on the fair value interest rate swap as well as the offsetting loss or gain on the loan attributable to the hedged risk is recognized in current earnings. The Company includes the gain or loss on the loan in the same line item – interest income from loans as the offsetting gain or loss related to the interest rate swap. In 2014, the loss on the loan was $93 and the gain on the interest rate swap was $93. In 2013, the loss on the loan was $177 and the gain on the interest rate swap was $177. In 2012, the gain on the loan was $4 and the loss on the interest rate swap was $4.

The counterparty to the Company's derivative is exposed to credit risk whenever the derivative is in a liability position. The Company has posted collateral of approximately $402 in securities available for sale as collateral to the extent the unsecured liability exists.

(Continued)

*(Dollar amounts in thousands except per share data)*

## NOTE 16 – PREFERRED STOCK

On August 18, 2011, as part of the Small Business Lending Fund ("SBLF"), the Company entered into a Small Business Lending Fund Securities Purchase Agreement ("SBLF Purchase Agreement") with the United States Department of the Treasury ("Treasury"). Under the SBLF Purchase Agreement, the Company issued 30,852 shares of preferred stock Series C to the Treasury. The preferred stock Series C shares qualify as Tier 1 capital and will pay quarterly dividends. During the first nine quarters the initial dividend rate was 5% but could fluctuate between 1% and 5% based on growth in qualified small business loans. After the initial period the rate became fixed based on qualified lending growth. The rate will remain fixed at 1% through December 2015.

The proceeds received from the SBLF preferred series C shares were used to redeem the 20,000 shares of Series A and 1,000 shares of Series B preferred stock which were issued on March 20, 2009 as part of the United States Treasury's Troubled Asset Relief Program (TARP). All shares had a liquidation value of $1,000.

## NOTE 17 - OTHER COMPREHENSIVE INCOME (LOSS)

The following is a summary of the accumulated other comprehensive income (loss) balances, net of tax:

| | Balance at December 31, 2013 | Current Period Change | Balance at December 31, 2014 |
|---|---|---|---|
| Unrealized gains (losses) on securities available for sale | $ (10,474) | $ 14,332 | $ 3,858 |
| Unrealized losses (gains) on interest rate swaps | (752) | 154 | (598) |
| Total | $ (11,226) | $ 14,486 | $ 3,260 |

## NOTE 18 – Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through April 29, 2015, which is the date the financial statements were available to be issued.

On May 6, 2014, the Company entered into an agreement and plan of merger with Simmons First National Corporation (SFNC), of Pine Bluff, Arkansas. On February 27, 2015, the Company merged with and into SFNC with SFNC being the surviving corporation. The Company's common stock was exchanged for shares in SFNC. The Company's subsidiaries became wholly owned subsidiaries of SNFC on that date.